Exhibit 10.9
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Execution Version
AMENDMENT TO LICENSE AGREEMENT
     THIS AMENDMENT TO LICENSE AGREEMENT, dated as of September 10, 2010 (the “Amendment”), is entered into among Biogen Idec MA Inc. (“Biogen Idec”), Covella Pharmaceuticals, Inc. (“Covella”) and Santarus, Inc. (“Santarus”) (hereinafter collectively, the “Parties”).
BACKGROUND
A.	Biogen Idec and Covella entered into a License Agreement (the “Agreement”) dated as of January 22, 2009 pursuant to which Covella obtained an exclusive license to the patents and certain know-how and other intellectual property owned or controlled by Biogen Idec relating to Anti-VLA1 integrin antibodies (“Anti-VLA1 Antibody Program”).
B.	Covella has entered into an Agreement and Plan of Merger dated as of September 10, 2010 (the “Merger Agreement”) with Santarus and Lawrence C. Fritz as the Stockholder Representative pursuant to which Covella will merge with a wholly-owned subsidiary of Santarus, with Covella surviving (the “Merger”). As a condition to the Merger, this Amendment is required to be entered into by the Parties.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereby agree as follows:
AGREEMENT
1.	Interpretation
     Except as otherwise provided in this Amendment, words and expressions used in this Amendment have the same meaning as in the Agreement.
2.	Amendments
     With effect on and from the date of this Amendment, the following amendments are made to the Agreement:
     (a) Section 1.42 shall be amended to read in its entirety:
“1.42 “Subject Transaction” shall mean any sublicense under this Agreement to a Third Party that includes the right to commercialize a Licensed Product within the Territory or any portion thereof.”
     (b) Section 2.8(b) shall be deleted in its entirety.
     (c) Section 5.1 shall be deleted in its entirety.
     (d) Section 5.2(e) shall be deleted in its entirety, and the reference to Section 5.2(e) in Section 5.4(a) shall be deleted.
     (e) Section 7.5 shall be deleted in its entirety.
     (f) Section 8.1 shall be deleted in its entirety and Section 8.2 shall be amended to read in its entirety as follows:
     “8.2 Adjustment Discussions. [***]”
     (g) Section 9.1(a) shall be amended by deleting the words “pursue or” in clause (i), deleting clause (ii) and deleting the last sentence in its entirety and replacing it with the following sentence: “For purposes of Section 9.1, the phrase “confidential data package” shall be deemed to mean a confidential package of pre-clinical and clinical trial data from pre-clinical or clinical trials conducted after the date of this Amendment by or on behalf of Covella with respect to a Licensed Product.”
     (h) Clause (i) of Section 9.1(c) shall be amended by adding the following proviso at the end of the first sentence: “; provided, however, that the determination of whether the terms of an agreement with a Third Party are equal to or less favorable in the aggregate than those specified in the last written term sheet provided by Biogen Idec shall be made in the reasonable discretion of Santarus.” (i) Section 9.1(d) shall be amended to replace “Covella” with “Santarus, Inc.” in clause
     (i) and by deleting clause (ii).
     (j) Section 12.4(b) and Section 12.4(c) shall be deleted in their entirety.
     (k) The last sentence of Section 15.11 shall be deleted in its entirety and replaced with the following sentence: “This Agreement, as amended by the Amendment, may be further amended, and any term of this Agreement, as amended by the Amendment; may be modified, only by a written instrument executed by a duly authorized representative of Biogen Idec, Santarus and, so long as Covella exists, Covella.

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     (l) Section 15.4 shall be amended by deleting the notice provisions relating to Covella and its counsel and replacing them with the following:
“To Santarus and Covella:

Santarus, Inc.
3721 Valley Center Drive, Suite 400
San Diego, CA 92130
Attention:    Legal Affairs Department
Facsimile:    858-314-5701
Telephone:   858-314-5700

With a copy to (which shall not constitute notice hereunder):

Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
Attention:    Scott N. Wolfe
Facsimile:    858-523-5450
Telephone:   858-523-5400
     (m) The second sentence of Exhibit 1.4 shall be deleted in its entirety and replaced with the following: “Biogen Idec shall deliver to Santarus the Biogen Idec Know-How indicated as “[***]” below within [***] ([***]) days of receipt of a written request from Santarus, which request must be sent by Santarus within [***] ([***]) days of the date of this Amendment.”
     (n) The second sentence of Exhibit 1.27 shall be deleted in its entirety and replaced with the following: ““[***]” means the date upon which Biogen Idec receives a written request from Santarus, which request must be sent by Santarus within [***] ([***]) days following the date upon which the [***] pursuant to the Amended Services and Supply Agreement (as defined below) determines that the [***].”
3.	Payments
     (a) Santarus shall pay Biogen Idec (in addition to the milestone payments, royalties and other payments required under Articles V and VI of the Agreement) the following amounts:
               (i) upon execution of this Amendment (the “Up Front Payment”), $50,000 in cash and $150,000 payable in shares of the common stock of Santarus (“Parent Common Stock”) based on the closing price of the Parent Common Stock on NASDAQ as reported in Yahoo! Finance as of the trading day prior to the date hereof (the “Parent Stock Price”);

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               (ii) $[***] in cash and $[***] payable in shares of Parent Common Stock (based on the Parent Stock Price) upon achievement of the First Milestone as defined in the Merger Agreement;
               (iii) $[***] upon achievement of the Second Milestone as defined in the Merger Agreement;
               (iv) $[***] upon achievement of the Third Milestone as defined in the Merger Agreement; and
               (v) Royalties of [***]% of Net Sales of each Product (the “Amendment Royalties”), provided that Santarus’ obligation to pay the Amendment Royalties shall continue with respect to sales of a Product in a particular country until the date which is the later of: (i) expiration of the last Valid Claim in such country; or (ii) ten (10) years after the First Commercial Sale of a Product (i.e., the first Product) in such country, and thereafter no further Amendment Royalties shall be due with respect to such Product in such country.
     (b) Each payment payable by Santarus pursuant to Section 3(a)(i)-(iv) of this Amendment shall be paid only once and shall be paid by Santarus within [***] ([***]) days following the achievement of the applicable milestone. All Amendment Royalties payable by Santarus pursuant to Section 3(a)(v) of this Amendment shall be paid by Santarus on a quarterly basis (i) within [***] ([***]) days from the last day of the fiscal quarter of Santarus in which such Amendment Royalties were earned or (ii) if the Amendment Royalties are earned in the fourth quarter of Santarus’ fiscal year, within the earlier of (A) [***] ([***]) days from the last day of Santarus’ fiscal year or (B) [***] ([***]) Business Days (as defined in the Merger Agreement) following the date of filing of Santarus’ Annual Report on Form 10-K for such fiscal year.
4.	Technology Transfer Responsibilities & Services Agreement
     (a) Biogen Idec confirms that it shall comply, with the requirements of Section 3.1 of the Agreement in respect to the [***] documentation to Santarus (i.e., notwithstanding having already satisfied such requirements with Covella), as set forth on Exhibits 1.4 and 1.27 of the Agreement, as amended by this Amendment.
     (b) Santarus agrees to reimburse Biogen Idec for any agreed upon out of pocket costs incurred thereby in its performance of clause (a) above and for any internal costs associated therewith including any personnel time provided by Biogen Idec to facilitate such transfer at an FTE based cost of [***]/per hour. All such payments by Santarus shall be made within [***] ([***]) days of receipt of an invoice, reasonably detailing the associated costs and expenses, delivered by Biogen Idec.
     (c) Biogen Idec agrees to provide certain testing, storage, technology transfer support, and supply services relating to materials manufactured by Biogen Idec for use in the Anti-VLA1 Antibody Program. The Parties acknowledge and agree that Biogen Idec’s services

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and supply obligations are conditioned upon, and shall be subject to a mutually acceptable Amended Services and Supply Agreement (the “Amended Services and Supply Agreement”) to be entered into by the Parties on the date hereof.
5.	Acknowledgments and Consents; Conditions to Effectiveness
     (a) The Parties acknowledge and consent that upon execution of this Amendment and subject only to the satisfaction of the conditions to effectiveness set forth in subsection (d) below, Santarus shall inure to the benefits and assume the obligations of Covella under the Agreement, as amended by this Amendment, and the Amended Services and Supply Agreement, (collectively, the “Transaction Agreements”) and Biogen Idec consents to the assignment of the Transaction Agreements to Santarus (directly or indirectly through its acquisition of Covella).
     (b) Biogen Idec hereby confirms that immediately prior to the execution of this Amendment, the Agreement was in full force and effect.
     (c) Subject to the satisfaction of the conditions of effectiveness set forth in clause (d) below, Biogen Idec waives (i) any breach of the Agreement that it is aware of as of the date hereof; and (ii) its Right of Negotiation set forth in Article IX of the Agreement with respect to the Merger (and any subsequent merger of Covella into Santarus).
     (d) This Amendment shall not become effective and will have no force and effect until the satisfaction of the following conditions:
               (i) The Merger shall have closed as contemplated by the Merger Agreement;
               (ii) The Upfront Payment shall have been paid by Santarus to Biogen Idec; and
               (iii) The Parties shall have entered into the Amended Services and Supply Agreement.
6.	Governing Law
     The Amendment shall be governed by and construed in accordance with the laws of California, without regard to the conflicts of law principles that would provide for application of a jurisdiction other than California. Any Dispute under this Amendment will be governed by Section 15.6 of the Agreement.
7.	Entire Agreement
     The Agreement (including the Exhibits attached thereto), as amended by this Amendment, contains the entire agreement of the Parties with respect to the subject matter and supersedes any prior express or implied agreements, understandings and representations, either oral or written which may have related to the subject matter hereof in any way.
8.	Counterparts
     This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile and other electronically scanned signatures shall have the same effect as their originals.
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     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

BIOGEN IDEC MA INC.		SANTARUS, INC.

By:	/s/ George A. Scongos	By:	/s/ Gerald T. Proehl

	Name: George A. Scongos		Name: Gerald T. Proehl
	Title: Chief Executive Officer		Title: President and Chief Executive Officer

COVELLA PHARMACEUTICALS, INC.
By:	/s/ Lawrence C. Fritz
	Name:	Lawrence C. Fritz
	Title:	Chief Executive Officer
[Signature Page to Amendment to License Agreement]